UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2007

PGT, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-52059	20-0634715
(Commission File Number)	(IRS Employer Identification No.)

1070 Technology Drive, North Venice, Florida 34275
(Address of Principal Executive Offices, Including Zip Code)

(941) 480-1600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Effective December 31, 2007, Mr. Herman W. Moore III resigned from his position as the Executive Vice President of PGT, Inc. and PGT Industries, Inc., the wholly owned operating subsidiary of PGT, Inc. (collectively, the "Company").  In connection therewith, the Company entered into an Employment Separation, General Release of Legal Rights and Consulting Agreement with Mr. Moore (the "Agreement"), that supersedes and replaces Mr. Moore's employment agreement with the Company, which terminated on December 31, 2007.

Pursuant to the Agreement, among other things (i) Mr. Moore will receive certain severance benefits including a lump sum payment in cash in an amount equal to $506,545.67, (ii) the Company will retain Mr. Moore as a consultant to the Company from December 31, 2007 until June 28, 2009 (the "Consulting Period") for a lump sum consulting fee of $90,000, (iii) Mr. Moore will forfeit all restricted stock and stock options not vested as of December 31, 2007, except for 13,241 shares of restricted stock granted to Mr. Moore pursuant to the Restricted Stock Award Agreement, dated June 27, 2006, which will continue to vest over the Consulting Period, (iv) Mr. Moore will release the Company and its affiliates from all claims and obligations, including those related to Mr. Moore's employment with the Company and the termination of such employment, and (v) Mr. Moore will agree not to compete with the Company or its affiliates or solicit their customers or employees during the Consulting Period or for a one year period thereafter, and will not use or disclose any of their confidential information.

ITEM 1.02.  Termination of a Material Definitive Agreement.

As reported under Item 1.01 above, effective as of December 31, 2007, the employment agreement entered into between PGT Industries, Inc. and Mr. Moore, effective as of October 11, 2005, terminated and is superseded and replaced in its entirety by the Agreement.

Forward-looking Statements

Statements in this report which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this report was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the

economy.   PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.’s most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission.  Consequently, all forward-looking statements in this report are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PGT, INC.

                             By: /s/   Mario Ferrucci III
                                 Name:  Mario Ferrucci III
                                 Title:     Vice President, Corporate Counsel, and
                                                                                                          Secretary

    Dated:  January 2, 2008